UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________
FORM 8-K
________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
June 27, 2024
Date of Report (date of earliest event reported)
 _________________________________________________________
Salesforce, Inc.
(Exact name of registrant as specified in its charter)
__________________________________________________________

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Salesforce Tower
415 Mission Street, 3rd Fl
San Francisco, California 94105
(Address of principal executive offices)
Registrant’s telephone number, including area code: (415) 901-7000
N/A
(Former name or former address, if changed since last report)
_________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CRM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
Salesforce, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders on June 27, 2024 (the “Meeting”). The proposals considered at the Meeting are described in the Company’s 2024 Proxy Statement filed with the Securities and Exchange Commission on May 16, 2024 (the “Proxy Statement”), and the final voting results are set forth below:

1.Election of directors:

	For	Against	Abstain	Broker Non-Votes
Marc Benioff	717,997,280	30,423,156	2,797,017	102,155,941
Laura Alber	738,243,039	11,934,246	1,040,168	102,155,941
Craig Conway	722,465,868	27,715,589	1,035,996	102,155,941
Arnold Donald	734,257,970	15,013,712	1,945,771	102,155,941
Parker Harris	739,249,776	11,058,344	909,333	102,155,941
Neelie Kroes	735,942,198	14,253,982	1,021,273	102,155,941
Sachin Mehra	744,809,326	5,364,319	1,043,808	102,155,941
Mason Morfit	745,228,662	4,923,003	1,065,788	102,155,941
Oscar Munoz	738,498,896	11,690,492	1,028,065	102,155,941
John V. Roos	701,947,361	47,339,649	1,930,443	102,155,941
Robin Washington	714,674,061	35,466,413	1,076,979	102,155,941
Maynard Webb	735,803,409	14,346,565	1,067,479	102,155,941
Susan Wojcicki	743,033,738	7,223,358	960,357	102,155,941

2.     Amendment of the Company’s Restated Certificate of Incorporation to provide for officer exculpation:

For	Against	Abstain	Broker Non-Votes
655,406,576	92,534,339	3,276,538	102,155,941

3.     Amendment and restatement of the Company’s 2013 Equity Incentive Plan to increase the number of shares reserved for issuance and extend the plan term:

For	Against	Abstain	Broker Non-Votes
700,013,219	47,888,324	3,315,910	102,155,941

4.     Ratification of the appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending January 31, 2025:

For	Against	Abstain	Broker Non-Votes
812,789,667	39,351,493	1,232,234	0

5.     Advisory vote to approve the fiscal 2024 compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
339,289,556	404,773,012	7,154,885	102,155,941

6.     Stockholder proposal regarding an independent chair of the board:

For	Against	Abstain	Broker Non-Votes
159,928,637	578,869,363	12,419,453	102,155,941

7.     Stockholder proposal requesting stockholder approval of certain executive severance arrangements:

For	Against	Abstain	Broker Non-Votes
38,287,123	709,282,851	3,647,479	102,155,941

8.     Stockholder proposal requesting a report on viewpoint restriction risks:

For	Against	Abstain	Broker Non-Votes
3,865,987	740,689,649	6,661,817	102,155,941

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As reported above, at the Meeting, the Company’s stockholders approved an amendment and restatement of the Company’s 2013 Equity Incentive Plan (as amended and restated, the “2013 Equity Incentive Plan”) to increase the number of shares of the Company’s common stock reserved for issuance by an additional 36 million shares and to extend the termination date of the plan to March 21, 2034. The 2013 Equity Incentive Plan is described in more detail in the Proxy Statement.
The foregoing description and the summary contained in the Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the 2013 Equity Incentive Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (the “Current Report”) and incorporated herein by reference.
Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As reported above, at the Meeting, the Company’s stockholders approved an amendment of the Company’s Restated Certificate of Incorporation to provide for the exculpation from liability for certain officers of the Company to the fullest extent permitted by Delaware law and to simplify the existing exculpation provision related to directors of the Company (the “Amendment”), as described in more detail in the Proxy Statement. On June 28, 2024, to effect the Amendment, the Company filed a Certificate of Amendment to the Restated Certificate of Incorporation of the Company (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware, which became effective immediately upon its filing. On the same day, the Company subsequently filed a Restated Certificate of Incorporation of the Company (the “Restated Certificate”) with the Secretary of State of the State of Delaware, which incorporated the Amendment and became effective immediately upon its filing.
The foregoing description is qualified in its entirety by reference to the full text of the Certificate of Amendment and the Restated Certificate, which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Salesforce, Inc., dated June 28, 2024

3.2	Restated Certificate of Incorporation of Salesforce, Inc., dated June 28, 2024

10.1	Salesforce, Inc. Amended and Restated 2013 Equity Incentive Plan

104	Cover Page Interactive Data File—the cover page XBRL tags are embedded within the Inline XBRL document

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	July 1, 2024	Salesforce, Inc.

/s/ SABASTIAN NILES
Sabastian Niles President and Chief Legal Officer